      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 2002

                                                      REGISTRATION NO. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                D.R. HORTON, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                     75-2386963
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                    Identification Number)

          1901 ASCENSION BLVD.                                  76006
               SUITE 100                                     (Zip Code)
            ARLINGTON, TEXAS
(Address of Principal Executive Offices)

                   D.R. HORTON, INC. 1991 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                              PAUL W. BUCHSCHACHER
                                 VICE PRESIDENT
                              AND CORPORATE COUNSEL
                         1901 ASCENSION BLVD., SUITE 100
                             ARLINGTON, TEXAS 76006
                     (Name and address of agent for service)

                                  817-856-8200
          (Telephone number, including area code, of agent for service)
                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                                                    Proposed
                                                                                Proposed             maximum
                                                                                 maximum            aggregate         Amount of
                                                     Amount to be            offering price      offering price      registration
     Title of securities to be registered             registered              per share (1)            (1)               fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                     2,400,000 shares(2)             $25.48            $61,152,000          $5,626
=================================================================================================================================

(1) Based on the average of the high and low prices of the Common Stock of D.R. Horton, Inc. (the "Common Stock") as reported on the New York Stock Exchange on May 24, 2002, pursuant to Rule 457(h) under the Securities Act of 1933 (the "Act").

(2) Represents additional shares available for issuance under the 1991 Stock Incentive Plan. Pursuant to Rule 416(a) under the Act, includes such indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                             INTRODUCTORY STATEMENT

     This registration statement relates to shares of D.R. Horton, Inc. common stock, par value $0.01 per share, eligible for issuance under the D.R. Horton, Inc. 1991 Stock Incentive Plan, as amended (the "Plan"). The Plan has previously been registered in Registration Statements on Form S-8 filed with the Securities and Exchange Commission (Registration Nos. 33-48874, 333-3572, 333-47767 and 333-69694).

     This registration statement is being filed to register an additional 2,400,000 shares of D.R. Horton, Inc. common stock that may be issued pursuant to the Plan as a result of an amendment to the Plan, approved by the stockholders on February 21, 2002, increasing the number of shares that may be issued under the Plan from 8,040,373 to 9,640,373 and as a result of the three-for-two stock split declared on March 4, 2002 and paid on April 9, 2002 to stockholders of record on March 26, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     In accordance with the provisions of General Instruction E of Form S-8, D.R. Horton, Inc. hereby incorporates by reference the contents of D.R. Horton, Inc.'s currently effective Registration Statements on Form S-8 (Registration No. 33-48874, Registration No. 333-3572, Registration No. 333-47767 and Registration No. 333-69694).

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by D.R. Horton, Inc. are incorporated by reference, as of their respective dates, in this Registration Statement:

          o Annual Report on Form 10-K for the fiscal year ended September 30, 2001, filed with the Securities and Exchange Commission (the "Commission") on November 20, 2001;

          o Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed with the Commission on February 14, 2002;

          o Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Commission on May 15, 2002;

          o Current Report on Form 8-K dated October 22, 2001, filed with the Commission on October 24, 2001;

          o Current Report on Form 8-K dated November 8, 2001, filed with the Commission on November 8, 2001;

          o Current Report on Form 8-K dated January 22, 2002, filed with the Commission on January 22, 2002;

          o Current Report on Form 8-K dated January 24, 2002, filed with the Commission on January 24, 2002;

          o Current Report on Form 8-K dated January 31, 2002, filed with the Commission on February 1, 2002;

          o Current Report on Form 8-K dated February 15, 2002, filed with the Commission on February 19, 2002;

          o Current Report on Form 8-K dated February 21, 2002, filed with the Commission on February 22, 2002 (including amendment filed March 25, 2002); and

          o Current Report on Form 8-K dated April 3, 2002, filed with the Commission on April 3, 2002;

          o Current Report on Form 8-K dated May 29, 2002, filed with the Commission on May 29, 2002; and

          o The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 8-A (file #1-14122), filed with the Commission on December 7, 1995 and amended on April 30, 1998.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Paul W. Buchschacher, who has delivered to D.R. Horton, Inc. a legal opinion regarding the validity of the shares of Common Stock registered pursuant to this Registration Statement, is a Vice President, Corporate Counsel and an Assistant Secretary of D.R. Horton, Inc., and he has the right to acquire 33,135 shares of Common Stock pursuant to outstanding options awarded under the 1991 Stock Incentive Plan.

ITEM 8. EXHIBITS

           EXHIBIT
           NUMBER                             EXHIBIT
           -------                            -------

               4.1  - Registrant's Amended and Restated Certificate of
                      Incorporation, as amended (1)

               4.2  - Registrant's Amended and Restated Bylaws (2)

               5    - Opinion of Paul W. Buchschacher, Vice President and
                      Corporate Counsel of D.R. Horton, Inc.

               23.1 - Consent of Paul W. Buchschacher, Vice President and
                      Corporate Counsel of D.R. Horton, Inc. (3)

               23.2 - Consent of Ernst & Young LLP

               24   - Powers of Attorney (4)

----------

(1) Incorporated by reference from Exhibit 4.2 to the Registrant's registration statement (No. 333-76175) on Form S-3, filed with the Commission on April 13, 1999.

(2) Incorporated by reference from Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, filed with the Commission on February 16, 1999.

(3)      See Exhibit 5 of this Registration Statement.

(4)      See page S-2 of this Registration Statement.

                        SIGNATURES AND POWERS OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, D.R. Horton, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on May 29, 2002.

                                        D.R. HORTON, INC.



                                        By:        /s/ Samuel R. Fuller
                                            ------------------------------------

                                            Samuel R. Fuller
                                            Executive Vice President, Treasurer
                                            and Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Donald R. Horton, individually, and Donald J. Tomnitz and Samuel R. Fuller together as a group, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                    TITLE                                  DATE
             ---------                                    -----                                  ----

        /s/ Donald R. Horton
------------------------------------              Chairman of the Board
          Donald R. Horton                    (Principal Executive Officer)                  May 29, 2002


       /s/ Donald J. Tomnitz
------------------------------------   Vice Chairman of the Board, President, Chief
         Donald J. Tomnitz                    Executive Officer and Director                 May 29, 2002


        /s/ Samuel R. Fuller            Executive Vice President, Treasurer, Chief
------------------------------------          Financial Officer and Director
          Samuel R. Fuller             (Principal Accounting and Financial Officer)          May 29, 2002


      /s/ Bradley S. Anderson
------------------------------------
        Bradley S. Anderson                              Director                            May 29, 2002


        /s/ Richard Beckwitt
------------------------------------
          Richard Beckwitt                               Director                            May 29, 2002


       /s/ Richard I. Galland
------------------------------------
         Richard I. Galland                              Director                            May 29, 2002


       /s/ Richard L. Horton
------------------------------------
         Richard L. Horton                               Director                            May 29, 2002


       /s/ Terrill J. Horton
------------------------------------
         Terrill J. Horton                               Director                            May 29, 2002


        /s/ Francine I. Neff
------------------------------------
          Francine I. Neff                               Director                            May 29, 2002


        /s/ James K. Schuler
------------------------------------
          James K. Schuler                               Director                            May 29, 2002


         /s/ Scott J. Stone
------------------------------------
           Scott J. Stone                                Director                            May 29, 2002

                               INDEX TO EXHIBITS

        EXHIBIT
        NUMBER           DESCRIPTION
        -------          -----------

           4.1           - Registrant's Amended and Restated Certificate of
                           Incorporation, as amended (1)

           4.2           - Registrant's Amended and Restated Bylaws (2)

           5             - Opinion of Paul W. Buchschacher, Vice President and
                           Corporate Counsel of D.R. Horton, Inc.

           23.1          - Consent of Paul W. Buchschacher, Vice President and
                           Corporate Counsel of D.R. Horton, Inc. (3)

           23.2          - Consent of Ernst & Young LLP

           24            - Powers of Attorney (4)

----------

(1) Incorporated by reference from Exhibit 4.2 to the Registrant's registration statement (No. 333-76175) on Form S-3, filed with the Commission on April 13, 1999.

(2) Incorporated by reference from Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, filed with the Commission on February 16, 1999.

(3)      See Exhibit 5 of this Registration Statement.

(4)      See page S-2 of this Registration Statement.